Exhibit 4.6

ADA-ES AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

Grantee’s Name and Address:

You (the “Grantee”) have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the ADA-ES Amended and Restated 2007 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number

Date of Award

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Subject to the Option (the “Shares”)

Total Exercise Price	$

Type of Option:	Incentive Stock Option

Non-Qualified Stock Option

Expiration Date:

Post-Termination Exercise Period:	Three (3) Months

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

Period of Grantee’s Continuous Relationship With the Company or Affiliate From the Date the Option is Granted	Portion of Total Option Which is Exercisable

End of months		%
Each month thereafter		%
months	100

During any authorized leave of absence, the vesting of the Option as provided in this schedule shall be suspended after the leave of absence exceeds a period of ninety (90) days. Vesting of the Option shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the Option shall be extended by the length of the suspension.

In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Option shall terminate concurrently with the termination of the Grantee’s Continuous Service, except as otherwise determined by the Administrator.

In the event of the Grantee’s change in status from Employee to Consultant or from an Employee whose customary employment is 20 hours or more per week to an Employee whose customary employment is fewer than 20 hours per week, vesting of the Option shall continue only to the extent determined by the Administrator as of such change in status, provided that in no case shall such change in status be considered a “separation of service” as defined in Code Section 409A.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan and the Option Agreement.

ADA-ES, INC., a Colorado corporation

By:

Title:

The Grantee acknowledges and agrees that the Shares subject to the Option shall vest, if at all, only during the period of the Grantee’s Continuous Service (not through the act of being hired, being granted the Option or acquiring Shares hereunder). The Grantee further acknowledges and agrees that nothing in this Notice, the Option Agreement or the Plan shall confer upon the Grantee any right with respect to future Awards or continuation of the Grantee’s Continuous Service or interfere in any way with the Grantee’s right or the right of the Company or Related Entity to which the Grantee provides services to terminate the Grantee’s Continuous Service, with or without cause and with or without notice. The Grantee acknowledges that unless the Grantee has a written employment agreement with the Company to the contrary, the Grantee’s status is at will.

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement and represents that he or she:

(a) is familiar with the terms and provisions thereof and hereby accepts the Option, effective as of the date of grant stated above, subject to all of the terms and provisions hereof and thereof;

(b) has reviewed this Notice, the Plan and the Stock Option Award Option Agreement being executed and delivered herewith in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Plan and the Option Award Agreement.

Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Option Agreement shall be resolved in accordance with Section 18 of the Option Agreement.

Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Grantee agrees, as a condition precedent to any exercise of the Option, to deliver to the Company:

(a) an executed Exercise Notice in the form provided by the Company, which notice may include (i) written assurances satisfactory to the Company as to Grantee’s knowledge and experience in financial and business matters and/or that Grantee has employed a purchaser representative who has such knowledge and experience in financial and business matters, and that Grantee is capable of evaluating, alone or together with a purchaser representative engaged by Grantee, the merits and risks of exercising the Option; and (ii) written assurances satisfactory to the Company stating that Grantee is acquiring the Common Stock subject to the Option for such person’s own account and not with any present intention of selling or otherwise distributing the Common Stock. (These requirements, and any assurances given pursuant to such requirements, shall be inoperative if, and only if: (x) the issuance of the Shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended; or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities law.); and

(b) an executed Shareholders Agreement (if any) in the form existing at the time of exercise of the Option (as modified by the Company in its discretion).

Dated:	Signed:
Grantee

Award Number:

ADA-ES INC. AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

1. Grant of Option. ADA-ES, Inc., a Colorado corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s Amended and Restated 2007 Equity Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is awarded.

If designated in the Notice as a Nonqualified Stock Option, the Option is NOT intended to qualify as an Incentive Stock Option.

To the extent any Stock Option is designated as an Incentive Stock Option, but for any reason (including the reason described above) fails to qualify as an Incentive Stock Option, such option shall be treated as a Nonqualified Stock Option.

2. Exercise of Option.

(a) Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction or Change in Control. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares.

(b) Method of Exercise. The Option shall be exercisable by delivery of an exercise notice (a form of which is attached hereto as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised and such other provisions as may be required by the Administrator. The exercise notice shall be delivered in person, by certified mail or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d) below.

(c) Shareholders Agreement. As a condition precedent to any exercise of the Option, the Grantee shall deliver to the Company at the time of exercise, an executed Shareholders Agreement in the form existing at the time of exercise of the Option (as modified by the Company in its discretion as of such time).

(d) Taxes. No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax obligations and/or the employer’s withholding obligations.

3. Grantee’s Representations. The Grantee understands that neither the Option nor the Shares exercisable pursuant to the Option have been registered under the Securities Act of 1933, as amended or any United States securities laws. If the Shares purchasable pursuant to the exercise of the Option have not been registered under the Securities Act of 1933, as amended, at the time the Option is exercised, the Grantee shall, if requested by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

4. Method of Payment. Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law:

(a) cash;

(b) check;

(c) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price); or

(d) payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) provides written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) provides written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

5. Restriction on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.

6. Termination or Change of Continuous Service. If the Grantee’s Continuous Service terminates other than for Cause, the Grantee may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”). If the Grantee’s Continuous Service is terminated for Cause, the Grantee’s right to exercise the Option shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee’s Continuous Service (also the “Termination Date”). In no event may the Option be exercised later than the Expiration Date set forth in the Notice. If the Grantee’s status changes from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and vesting of the Option shall continue only to the extent determined by the Administrator as of such change in status; provided, however, with respect to any Incentive Stock Option that remains in effect after a change in status from Employee to Director or Consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following such change in status. Except as provided in Sections 7 and 8 below, to the extent that the Option was unvested on the Termination Date, such unvested portion of the Option shall terminate. In addition, except as provided in Sections 7 and 8 below, if the Grantee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, such vested portion of the Option shall terminate.

7. Disability of Grantee. If the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months from the Termination Date (and in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the Termination Date. To the extent that the Option was unvested on the Termination Date, such unvested portion of the Option shall terminate. In addition, if the Grantee does not exercise the vested portion of the Option within the time specified herein, such vested portion of the Option shall terminate. Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

8. Death of Grantee. If the Grantee’s Continuous Service terminates as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the Grantee’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the portion of the Option that was vested at the Termination Date, within twelve (12) months from the date of death (but in no event later than the Expiration Date). To the extent that the Option was unvested on the date of death, such unvested portion of the Option shall terminate. In addition, if the vested portion of the Option is not exercised within the time specified herein, such vested portion of the Option shall terminate.

9. Transferability of Option. The Option, if an Incentive Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee. The Option, if a Non-Qualified Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that a Non-Qualified Stock Option may be transferred to members of the Grantee’s Immediate Family to the extent and in the manner authorized by the Administrator. The terms of the Option shall be binding upon the executors, administrators, heirs and successors of the Grantee.

10. Term of Option. The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

11. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Option Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

12. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Option Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

13. Tax Consequences. Set forth below is a brief summary as of the date of this Option Agreement of some of the federal tax consequences of exercise of the Option and disposition of the Shares. This summary is necessarily incomplete, and the tax laws and regulations are subject to change. The Grantee should consult a tax adviser before exercising the Option or disposing of the Shares.

(a) Exercise of Incentive Stock Option. If the Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as income for purposes of the alternative minimum tax for federal tax purposes and may subject the Grantee to the alternative minimum tax in the year of exercise.

(b) Exercise of Incentive Stock Option Following Disability. If the Grantee’s Continuous Service terminates as a result of Disability that is not permanent and total disability as such term is defined in

Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Grantee must exercise an Incentive Stock Option within three (3) months of such termination for the Incentive Stock Option to be qualified as an Incentive Stock Option. Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(c) Exercise of Non-Qualified Stock Option. On exercise of a Non-Qualified Stock Option, the Grantee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Grantee is an Employee or a former Employee, the Company will be required to withhold from the Grantee’s compensation or collect from the Grantee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(d) Disposition of Shares. In the case of a Non-Qualified Stock Option, if Shares are held for more than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for more than one year after receipt of the Shares and are disposed more than two years after the Date of Award, any gain realized on disposition of the Shares also will be treated as capital gain for federal income tax purposes and subject to the same tax rates and holding periods that apply to Shares acquired upon exercise of a Non-Qualified Stock Option. If Shares purchased under an Incentive Stock Option are disposed of prior to the expiration of such one-year or two-year periods, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the Fair Market Value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

14. Lock-Up Agreement.

(a) Agreement. The Grantee, if such person is an officer, director or owner of greater than 5% of the Common Stock of the Company at such time (including, for purposes of determining stock ownership, shares of Common Stock issuable upon exercise of options or warrants, or conversion of securities convertible into shares of Common Stock), and if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter may specify. The Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject to the lock-up period until the end of such period. The Company and the Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section 14.

(b) No Amendment Without Consent of Underwriter. During the period from identification of a Lead Underwriter in connection with any public offering of the Company’s Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 14(a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 14 may not be amended or waived except with the consent of the Lead Underwriter.

15. Code Section 409A Matters. This option is not intended to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, but rather is intended to be exempt from the application of Code Section 409A. To the extent that this option is nevertheless deemed to be subject to Code Section 409A for any reason, this option shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date on which this option was granted (the “Grant Date”).

Notwithstanding any provision herein to the contrary, in the event that following the Grant Date, the Administrator (as defined in the Plan) determines that this option may be or become subject to Code Section 409A, the Administrator may adopt such amendments to the Plan and/or this option or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Administrator determines are necessary or appropriate to (a) exempt the Plan and/or this option from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to this option, or (b) comply with the requirements of Code Section 409A. Any such action may include, but is not limited to, delaying payment, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, to a Grantee who is a “specified employee” within the meaning of Code Section 409A to the first day following the six-month period (or, if earlier, the date of the Grantee’s death) on the date of the Grantee’s “separation of service” as defined in Code Section 409A. The Company shall use commercially reasonable efforts to implement the provisions of this Section 15 in good faith; provided that neither the Company, the Administrator nor any Employee, Director or representative of the Company or of any of its Affiliates shall have any liability to Grantee with respect to this Section 15. In the event this Option and or the Award is deemed to be “nonqualified deferred compensation” as defined in Code Section 409A, the value of such nonqualified deferred compensation could become taxable to Grantee, and Grantee agrees to assume and take full responsibility for any such tax consequences.

16. Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing or writings (including an electronic or facsimile transmission) signed by the Company and the Grantee. Nothing in the Notice, the Plan or this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Colorado without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Colorado to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

17. Headings. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

18. Dispute Resolution. The provisions of this Section 18 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Option Agreement. The Company, the Grantee and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Option Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute is not resolved by negotiation within ninety (90) days of the written notification, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the District of Colorado (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Colorado state court in Arapahoe County, Colorado) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. The parties also expressly waive any right they have or may have to a jury trial of any such suit, action or proceeding. If any one or more provisions of this Section 18 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

19. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given, (i) when delivered personally; (ii) when sent by facsimile, with written confirmation of receipt by the sending facsimile machine; (iii) when sent by electronic transmission, upon written confirmation of receipt by the receiving party; (iv) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid; or (v) two business days after deposit with a private industry express courier, with written confirmation of receipt, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

EXHIBIT A

ADA-ES AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

ADA-ES, Inc.

9135 South Ridgeline Boulevard, Suite 200

Highlands Ranch, Colorado 80129

Attention: Secretary

1. Effective as of today,                     , the undersigned (“Grantee”) hereby elects to exercise the Grantee’s option to purchase                      shares of the Common Stock (the “Shares”) of ADA-ES, Inc. (the “Company”) under and pursuant to the Company’s Amended and Restated 2007 Equity Incentive Plan, as amended from time to time (the “Plan”) and the [ ] Incentive [ ] Non-Qualified Stock Option Award Agreement (the “Option Agreement”) and Notice of Stock Option Award (the “Notice”) dated                 ,             . Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

2. Representations of the Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. Grantee further represents and warrants that: Grantee has such knowledge and experience in financial and business matters and/or that Grantee has employed a purchaser representative who has such knowledge and experience in financial and business matters such that Grantee is capable of evaluating, either alone or together with such purchaser representative engaged by Grantee, the merits and risks of exercising the Option and owning the Shares; and (ii) that Grantee is acquiring the Shares subject to the Option for his or her own account and not with any present intention of selling or otherwise distributing the Shares, unless the Shares are registered under the Securities Act of 1933, as amended, in which case Grantee will be free to immediately sell the Shares into any market which may exist therefor.

3. Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan. The Grantee shall enjoy rights as a shareholder until such time as the Grantee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal or the Repurchase Right. Upon such exercise, the Grantee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of the Option Agreement, and the Grantee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

4. Shareholders Agreement. As a condition precedent to the exercise of the Option, the Grantee agrees to deliver to the Company an executed Shareholders Agreement in the form existing at the time of exercise of the Option (as modified by the Company in its discretion).

5. Delivery of Payment. The Grantee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d) of the Option Agreement.

6. Tax Consultation. The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

7. Taxes. The Grantee agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations. In the case of an Incentive Stock Option, the Grantee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Date of Award or within one (1) year from the date the Shares were transferred to the Grantee. If the Company is required to satisfy any federal, state or local income or employment tax withholding obligations as a result of such an early disposition, the Grantee agrees to satisfy the amount of such withholding in a manner that the Administrator prescribes.

8. Restrictive Legends. The Grantee understands and agrees that unless the Shares are presently registered under the Securities Act of 1933, as amended, the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

9. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

10. Headings. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.

11. Dispute Resolution. The provisions of Section 18 of the Option Agreement shall be the exclusive means of resolving disputes arising out of or relating to this Exercise Notice.

12. Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Colorado without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Colorado to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

13. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (i) when delivered personally; (ii) when sent by facsimile, with written confirmation of receipt by the sending facsimile machine; (iii) when sent by electronic transmission, upon written confirmation of receipt by the receiving party; (iv) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid; or (v) two business days after deposit with a private industry express courier, with written confirmation of receipt, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

14. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

15. Entire Agreement. The Notice, the Plan, the Option Agreement and Shareholders Agreement, if any, are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing or writings (including an electronic or facsimile transmission) signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by:	Accepted by:

GRANTEE	ADA-ES, INC., a Colorado corporation

By:
(Signature)
Title:

Address:	Address:

9135 South Ridgeline Boulevard, Suite 200
Highlands Ranch, Colorado 80129

Email:
Facsimile:

EXHIBIT B

ADA-ES AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

INVESTMENT REPRESENTATION STATEMENT

GRANTEE:

COMPANY: ADA-ES, INC.

SECURITY: COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-described securities (the “Shares”), the undersigned Grantee represents to the Company the following:

(a) Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Grantee is acquiring these Shares for investment for Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Grantee acknowledges and understands that unless the Shares are registered under the Securities Act, the shares will constitute “restricted securities” under the Securities Act and will have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Grantee’s investment intent as expressed herein. Grantee further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Grantee further acknowledges and understands that the Company is under no obligation to register the Shares. Grantee understands that unless the Shares are registered under the Securities Act at the time of issuance, the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

(c) Grantee is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Subject to the availability of certain public information about the Company, if the Shares are not registered for resale under an effective registration statement on file with the Securities and Exchange Commission at the time of the exercise of the Option, then the Shares may be resold in certain limited circumstances subject to the provisions of Rule 144 if Grantee is not an affiliate of the Company and has not been an affiliate for the preceding three months. If Grantee is or has been an affiliate of the Company in the preceding three months, Grantee may resell the Shares pursuant to Rule 144 subject to the satisfaction of certain conditions specified in the rule, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended), (2) the availability of certain public information about the Company, (3) the amount of Shares being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable. The resale must occur not less than six months after the later of the date the Shares were sold by the Company or the date the Shares were sold by an affiliate of the Company (within the meaning of Rule 144). Other restrictions may also apply to sales of the Shares, and Grantee understands that the Shares may not be readily resold, and that delays may occur in selling the Shares even if they are eligible for sale under Rule 144.

(d) Grantee further understands that if all of the applicable requirements of Rule 144 are not satisfied, that registration under the Securities Act, compliance with Regulation A or some other registration exemption will be required and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Grantee understands that no assurances can be given that any such other registration exemption will be available in such event, and that the Shares may not be salable by Grantee.

(e) Grantee represents that Grantee is a resident of the state of                     .

Signature of Grantee:

[Print Name of Grantee]

Date:	,

EXHIBIT C

Addendum to the ADA-ES, Inc.

Amended and Restated 2007 Equity Incentive Plan

Option Agreement

For California Residents Only

This Addendum is intended to comply with Section 25102(o) of the California Corporations Code and any rules or regulations promulgated thereunder by the California Department of Corporations. Any provision of the Plan or any Option Agreement which is otherwise inconsistent with this Addendum or Section 25102(o) of the California Securities Code shall, without further act or amendment by the Company, be reformed to comply with Section 25102(o) of the California Securities Code. Both the Common Stock and the Options that are the subject of this Addendum if not yet qualified with the California Department of Corporations and not yet exempt from such qualification, are subject to such qualification, and the issuance of the Options prior to the qualification is unlawful unless such issuance is exempt. The rights of the Company and the Option holder with respect to Options that are the subject of this Addendum are expressly conditioned on such exemption being available.

In addition to those provisions set forth in the Plan, any Option Agreement and/or the Shareholders Agreement, Options granted to employees of the Company or an Affiliate resident in California (“California Employees”) will be subject to the following provisions:

1.	Each California Employee will receive financial statements of the Company annually during the period such California Employee has Options outstanding. This requirement does not apply to California Employees who are key employees whose duties in connection with the Company or an Affiliate assure them access to equivalent information.

2.	Unless employment of a California Employee is terminated “for cause” under applicable law, the terms of the Plan, the Option Agreement, the Option grant or the California Employee’s contract of employment, the right to exercise the California Employee’s Option in the event of termination of his or her employment, to the extent the California Employee is entitled to exercise such Option on the date his or her employment terminates, shall be as follows:

(i)	Such Option may be exercised for at least 6 months from the date of such termination, if termination was caused by death or Disability.

(ii)	Such Option may be exercised for at least 30 days from the date of such termination if termination was caused by other than death or Disability.

Notwithstanding the foregoing, such Option may not be exercised after the expiration of the stated period of the Option.

3.	At the discretion of the Committee, the Company may reserve to itself and/or its assignee in the Option Agreement, or any other agreement with the California Employee, a right to repurchase Common Stock held by a California Employee or his or her transferee in the event of such California Employee’s termination of employment with the Company or an Affiliate at any time within 90 days after the date of such termination (or in the case of Common Stock issued upon exercise of an Option after such termination date, within 90 days after the date of such exercise) for cash or cancellation of purchase money indebtedness, at:

(A)	no less than the Fair Market Value of such Common Stock as of the date of such termination of employment, provided that such right to repurchase Common Stock terminates when the common Stock has become publicly traded; or

(B)	the California Employee’s original purchase price, provided that such right to repurchase Common Stock at the original purchase price lapses at the rate of at least 20% of the Common Stock subject to the Option per year over 5 years from the date the Option is granted (without respect to the date the Option was exercised or became exercisable).

Notwithstanding the foregoing, the Common Stock held by a California Employee who is an officer, director, manager or consultant of the Company or an Affiliate may be subject to additional or greater restrictions than those set forth in this item 3 above.

RESTRICTED STOCK PURCHASE AGREEMENT

ADA-ES, INC. AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

[Preliminary Note: Language appearing in boldface and brackets in both the Notice and the Agreement refers to provisions that are electable, and the language must be reviewed and either included or removed, as appropriate, in the process of finalizing all agreements.]

NOTICE OF RESTRICTED STOCK PURCHASE AWARD

Grantee’s Name and Address:

You have been granted the right to purchase shares of Common Stock of the Company, subject to the terms and conditions of this Notice of Restricted Stock Purchase Award (the “Notice”), under the ADA-ES, INC. Amended and Restated 2007 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Purchase Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number

Grant Date

Vesting Commencement Date

Purchase Price per Share

Total Number of Shares of Common Stock Awarded

Total Purchase Price

Vesting Schedule:

Subject to Grantee’s Continuous Service and other limitations set forth in this Notice, the Agreement and the Plan, the Shares will “vest” in accordance with the following schedule:

NOTE: CHOOSE ONE OF THE FOLLOWING ALTERNATIVES OR SOME OTHER VESTING SCHEDULE. ANY INAPPLICABLE LANGUAGE SHOULD BE DELETED FOR FINALIZING THE DOCUMENTS FOR THE GRANT.

[25% of the Total Number of Shares of Common Stock Awarded shall vest twelve (12) months after the Vesting Commencement Date, and 1/48 of the Total Number of Shares of Common Stock Awarded shall vest each month thereafter until the Shares are fully vested.]

[25% of the Total Number of Shares of Common Stock Awarded shall vest twelve (12) months after the Vesting Commencement Date, and an additional 25% of the Total Number of Shares of Common Stock Awarded shall vest on each yearly anniversary of the Vesting Commencement Date thereafter.]

[25% of the Total Number of Shares of Common Stock Awarded shall vest twelve (12) months after the Vesting Commencement Date, and 1/16 of the Total Number of Shares of Common Stock Awarded shall vest on each three (3) month anniversary of the Vesting Commencement Date thereafter.]

[During any authorized leave of absence, the vesting of the Shares shall be suspended [after the leave of absence exceeds a period of [ninety (90)] days]. Vesting of the Shares shall resume upon the Grantee’s termination of the leave of absence and return to Continuous Service. The Vesting Schedule of the Shares shall be extended to the length of the suspension.]

[In the event of Grantee’s change in status from Employee or Director to Consultant, the vesting of the Shares shall continue only to the extent determined by the Administrator as of such change in status.]

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Shares, that such Shares are no longer subject to repurchase at the Purchase Price per Share; provided, however, that such Shares shall remain subject to other restrictions on transfer set forth in the Agreement or the Plan. Shares that have not vested are deemed “Restricted Shares.” If the Grantee would become vested in a fraction of a Restricted Share, such Restricted Share shall not vest until the Grantee becomes vested in the entire Share. Notwithstanding the foregoing, the Shares subject to this Notice will be subject to the provisions of the Agreement and Section 11 of the Plan relating to the release of repurchase and forfeiture provisions in the event of a Corporate Transaction or Change of Control.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement, and that signed copies of this Notice and the Agreement (including signed copies of Exhibits A, B and C thereto, as applicable) have been exchanged between the parties.

ADA-ES, INC.

By:

Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Agreement (including Exhibits A, B & C thereto) and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Agreement shall be resolved in accordance with Section 21 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:

Print Name:

Award Number:

ADA-ES INC. AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

RESTRICTED STOCK PURCHASE AWARD AGREEMENT

1. Purchase of Shares. ADA-ES INC., a Colorado corporation (the “Company”), hereby issues and sells to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Purchase Award (the “Notice”), the Total Number of Shares of Common Stock Awarded set forth in the Notice (the “Shares”) for a Purchase Price per Share set forth in the Notice (the “Total Purchase Price”), subject to the Notice, this Restricted Stock Purchase Award Agreement (the “Agreement”) and the terms and provisions of the Company’s Amended and Restated 2007 Equity Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Payment for the Shares in the amount of the Total Purchase Price set forth in the Notice shall be made to the Company upon execution of the Notice. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. All Shares sold hereunder will be deemed issued to the Grantee as fully paid and nonassessable shares and the Grantee will have the right to vote the Shares at meetings of the Company’s shareholders. The Company shall pay any applicable stock transfer taxes imposed upon the issuance of the Shares to the Grantee hereunder.

2. Method of Payment. Payment of the Total Purchase Price shall be by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such payment method does not then violate an Applicable Law:

(a) cash;

(b) check; or

(c) [provided that the Total Purchase Price for the Shares being purchased exceeds [             thousand dollars ($        ,000)], payment pursuant to a promissory note as described below.

(i) The promissory note shall have a term of              (    ) years with principal and interest payable in              (    ) equal annual installments;

(ii) The promissory note shall bear interest at the minimum rate required by the federal tax laws to avoid the imputation of interest income to the Company and compensation income to the Grantee;

(iii) The Grantee shall be personally liable for payment of the promissory note and the promissory note shall be secured by the Shares purchased upon delivery of the promissory note, or such other collateral of equal or greater value, in a manner satisfactory to the Administrator with such documentation as the Administrator may request; and

(iv) The promissory note shall become due and payable upon the occurrence of any or all of the following events: (A) the sale or transfer of the Shares purchased with the promissory note; (B) termination of the Grantee’s Continuous Service for any reason other than death or disability; or (C) the first anniversary of the termination of the Grantee’s Continuous Service due to death or disability.]

[NOTE: If the Company is going to extend credit, it must confirm that it complies with any applicable Federal Reserve requirements relating to the extension of credit.]

3. Transfer Restrictions. The Shares sold to the Grantee hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Grantee prior to the date when the Shares become vested pursuant to the Vesting Schedule set forth in the Notice. Any attempt to transfer Restricted Shares in violation of this Section 3 will be null and void and will be disregarded. Before the Shares fully vest, the Shares will be subject to the Company’s Repurchase Rights as set forth in Section 8 below.

4. Escrow of Stock. For purposes of facilitating the enforcement of the provisions of this Agreement, the Grantee agrees, immediately upon receipt of the certificate(s) for the Restricted Shares, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed in blank by the Grantee and the Grantee’s spouse (if required for transfer) with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Restricted Shares have not vested pursuant to the Vesting Schedule set forth in the Notice and continue to be subject to the Company’s Repurchase Rights, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. The Grantee hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Grantee agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Upon the vesting of all Restricted Shares and termination of the Company’s [Right of First Refusal] [and Repurchase Right], the escrow holder will, without further order or instruction, transmit to the Grantee the certificate evidencing such Shares, subject, however, to satisfaction of any withholding obligations provided in Section 6 below [, and subject to the terms of any security agreement executed in connection with the purchase of the Shares by means of a promissory note].

5. Distributions. Except as set forth in Section 10(ii), the Company shall disburse to the Grantee all dividends and other distributions paid or made in cash with respect to the Shares and Additional Securities (whether vested or not), less any applicable withholding obligations.

6. Section 83(b) Election and Withholding of Taxes. The Grantee shall provide the Administrator with a copy of any timely election made pursuant to Section 83(b) of the Internal Revenue Code or similar provision of state law (collectively, an “83(b) Election”), a form of which is attached hereto as Exhibit B. If the Grantee makes a timely 83(b) Election, the Grantee shall immediately pay the Company the amount necessary to satisfy any applicable foreign, federal, state, and local income and employment tax withholding obligations. If the Grantee does not make a timely 83(b) Election, the Grantee shall, as Restricted Shares vest, or at the time withholding is otherwise required by any Applicable Law, pay the Company the amount necessary to satisfy any applicable foreign, federal, state, and local income and employment tax withholding obligations. The Grantee may satisfy his or her withholding obligations by authorizing the Company to transfer to the Company the number of vested Shares held in escrow that have an aggregate Fair Market Value equal to the withholding obligations. The Grantee hereby represents that he or she understands (a) the contents and requirements of the 83(b) Election, (b) the application of Section 83(b) to the receipt of the Shares by the Grantee pursuant to this Agreement, (c) the nature of the election to be made by the Grantee under Section 83(b) and the consequences of either making or not making the 83(b) Election, and (d) the effect and requirements of the 83(b) Election under relevant state and local tax laws. The Grantee further represents that he or she intends OR does not intend to file an election pursuant to Section 83(b) with the Internal Revenue Service within thirty (30) days following the date of this Agreement, and submit a copy of such election with his or her federal tax return for the calendar year in which the date of this Agreement falls.

[NOTE: Grantee must cross through the inapplicable language in the preceding paragraph, and initial here:                             .]

7. Additional Securities. Any securities received as the result of ownership of the Restricted Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued, including, without limitation, the Vesting Schedule set forth in the Notice and the Company’s Repurchase Rights. The Grantee shall be entitled to direct the Company to exercise any warrant, option or other right received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Grantee may not direct the Company to sell any such warrant, option or right. If Additional Securities consist of a convertible security, the Grantee may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. Appropriate adjustments to reflect the distribution of Additional Securities shall be made to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company’s capital structure. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.

8. Company’s Repurchase Rights.

(a) Grant of Repurchase Rights. The Company is hereby granted the right to repurchase all or any portion of the Shares that are Restricted Shares (the “Repurchase Right”) exercisable at any time during the period commencing on the date the Grantee’s Continuous Service terminates for any reason, with or without cause (including death or disability) (the “Termination Date”) and ending ninety (90) days after the first date on which the Repurchase Right may be exercised without incurring an accounting expense with respect to such exercise (the “Share Repurchase Period”).

(b) Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Grantee prior to the expiration of the Share Repurchase Period. The notice shall indicate the number of Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not later than the last day of the Share Repurchase Period. On the date on which the repurchase is to be effected, the Company and/or its assigns shall pay to the Grantee in cash or cash equivalents (including the cancellation of any purchase-money indebtedness) for Restricted Shares being repurchased, the Purchase Price per Share previously paid by the Grantee to the Company for such Shares. Upon such payment to the Grantee or into escrow for the benefit of the Grantee, the Company and/or its assigns shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assigns the number of Shares being repurchased, without further action by the Grantee.

(c) Assignment. Whenever the Company shall have the right to purchase Shares under this Repurchase Right, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations, to exercise all or a part of the Company’s Repurchase Right.

(d) Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Shares for which it is not timely exercised. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to all vested Shares upon the date on which such shares cease to be Restricted Shares.

(e) Corporate Transaction/ Change of Control. Immediately prior to the consummation of a Corporate Transaction described in Section 2(q)(i), (ii) or (iii) of the Plan or a Change of Control, the Repurchase Right as to all vested Shares shall automatically lapse in its entirety, except to the extent this Agreement is Assumed, in which case the Repurchase Right shall apply to the new capital stock or other property received in exchange for the vested Shares in consummation of the Corporate Transaction or Change of Control, but only to the extent the vested Shares are at the time covered by such right. The Repurchase Right as to Restricted Shares shall apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the Shares in consummation of the Corporate Transaction and such stock or property shall be deemed Additional Securities for purposes of this Agreement, but only to the extent the Shares are at the time covered by such Repurchase Right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction or Related Entity Disposition.

[NOTE: This section does not contemplate the termination of the Repurchase Right for unvested Shares upon a Corporate Transaction or Related Entity Disposition. If the Repurchase Right for unvested Shares were to terminate on an acquisition, the Award is in effect “accelerated” in that the Grantee would receive full consideration for the shares on a Corporate Transaction although the vesting time periods have not elapsed. Consideration should be given to whether either of the following provisions should be added to all agreements or to agreements for specific individuals. [To the extent that this Agreement will not be Assumed, the Repurchase Right as to such Restricted Shares shall automatically lapse.] Another possibility is to give the Company the option to repurchase the unvested Shares (at the Exercise Price per Share for the unvested Shares) in a Corporate Transaction if the Agreement is not Assumed. [Such a provision would mean that the Grantee only receives the acquisition consideration for the vested shares and results in the Grantee receiving the consideration that he would have received if he had vested options rather than purchased shares.] [To the extent that this Agreement is not Assumed, the Company shall have the Repurchase Right as to such Restricted Shares pursuant to Section 8(a) of this Agreement, except that the Share Repurchase Period shall be the sixty (60) day period immediately preceding the consummation of the Corporate Transaction or Related Entity Disposition.]

9. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

10. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11. Restrictive Legends. Grantee understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares, as applicable, together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A REPURCHASE RIGHT HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER SUCH TRANSFER RESTRICTIONS AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THESE SHARES.

12. Lock-Up Agreement.

(a) Agreement. Grantee, if such person is an officer, director or owner of greater than 5% of the Common Stock of the Company at such time (including, for purposes of determining stock ownership, shares of Common Stock issuable upon exercise of options or warrants, or conversion of securities convertible into shares of Common Stock), and if requested by the Company and the lead underwriter of any public offering of the Common Stock or other securities of the Company (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter shall specify. Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject until the end of such period. The Company and Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section 12.

(b) No Amendment Without Consent of Underwriter. During the period from identification as a Lead Underwriter in connection with any public offering of the Company’s Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 12(a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 12 may not be amended or waived except with the consent of the Lead Underwriter.

13. Grantee’s Representations. In the event the Shares purchasable pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended, at the time of purchase, the Grantee shall, if required by the Company, concurrently with the purchase of the Shares, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit C.

14. Transferability. No benefit payable under, or interest in, this Agreement or in the shares of Common Stock that are scheduled to be issued hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, your or your beneficiary’s debts, contracts, liabilities or torts; provided, however, nothing in this Section 14 shall prevent transfer (i) by will, (ii) by applicable laws of descent and distribution or (iii) to an Alternate Payee to the extent that a QDRO so provides, as further described in Section 20 of the Plan.

15. No Contract for Employment. This Agreement is not an employment or service contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation of the Grantee to continue in the employ or service of the Company, or of the Company to continue to employ Grantee.

16. Applicability of Plan. This Agreement is subject to all the provisions of the Plan, which provisions are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

17. No Compensation Deferral. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, but rather is intended to be exempt from the application of Code Section 409A. To the extent that the Award is nevertheless deemed to be subject to Code Section 409A for any reason, this Award shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision herein to the contrary, in the event that following the Grant Date, the Administrator (as defined in the Plan) determines that the Award may be or become subject to Code Section 409A, the Administrator may adopt such amendments to the Plan and/or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Plan and/or the Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to this option, or (b) comply with the requirements of Code Section 409A. Any such action may include, but is not limited to, delaying payment, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, to a Grantee who is a “specified employee” within the meaning of Code Section 409A to the first day following the six-month period (or, if earlier, the date of the Grantee’s death) on the date of the Grantee’s “separation of service” as defined in Code Section 409A. The Company shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither the Company, the Administrator nor any Employee, Director or representative of the Company or of any of its Affiliates shall have any liability to Grantee with respect to this Section 17.

18. Acknowledgement. By electing to accept this Agreement, you acknowledge receipt of this Agreement and hereby confirm your understanding that the terms set forth in this Agreement constitute, subject to the terms of the Plan, which terms shall control in the event of any conflict between the Plan and this Agreement, the entire agreement and understanding of the parties with respect to the matters contained herein and supersede any and all prior agreements, arrangements and understandings, both oral and written, between the parties concerning the subject matter of this Agreement. The Company may, in its sole discretion, decide to deliver any documents related to Awards awarded under the Plan or future Awards that may be awarded under the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19. Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of Colorado, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Colorado to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

20. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

21. Dispute Resolution The provisions of this Section 21 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the Courts of the State of Colorado, and the parties shall submit to the jurisdiction of such courts. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 21 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

22. Compliance with Laws. Notwithstanding anything contained in this Agreement or the Plan, the Company may not take any actions hereunder, and no award shall be granted, that would violate the Securities Act of 1933, as amended (the “Act”), the Securities Exchange Act of 1934, as amended, the Code, or any other securities or tax or other applicable law or regulation. Notwithstanding anything to the contrary contained herein, the shares issuable upon vesting shall not be issued unless such shares are then registered under the Act, or, if such shares are not then so registered, the Company has determined that such vesting and issuance would be exempt from the registration requirements of the Act.

23. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

[Signature page follows]

Signature of Grantee:

[Printed Name of Grantee]

Date: ,

ADA-ES, Inc.:

By:

[Printed Name and Title of Officer]

Date: ,

EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers unto                             ,                      (            ) shares of the Common Stock of ADA-ES, Inc., a Colorado corporation (the “Company”), standing in his name on the books of, the Company represented by Certificate No.              herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock in the books of the Company with full power of substitution.

DATED:

The undersigned spouse of joins in this assignment.
Dated:
	(Spouse of	)

EXHIBIT B

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to the Internal Revenue Code, to include in gross income for 20     the amount of any compensation taxable in connection with the taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are:

TAXPAYER’S NAME:

SPOUSE’S NAME:

TAXPAYER’S SOCIAL SECURITY NO.:

SPOUSE’S SOCIAL SECURITY NO.:

TAXABLE YEAR: Calendar Year 20

ADDRESS:

2.	The property which is the subject of this election is shares of common stock of ADA-ES, Inc.

3.	The property was transferred to the undersigned on , 20 .

4.	The property is subject to the following restrictions.

5.	The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is:

$                 per share x                  shares = $                .

6.	The undersigned paid $ per share x shares for the property transferred or a total of $ .

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned taxpayer is the person performing the services in connection with the transfer of said property.

The undersigned will file this election with the Internal Revenue Service office to which he files his annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his income tax return for the taxable year in which the property is transferred. The undersigned understands that this election will also be effective as an election under                      law.

Dated:
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:
Spouse of Taxpayer

EXHIBIT C

ADA-ES, INC. AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

INVESTMENT REPRESENTATION STATEMENT

GRANTEE	:

COMPANY	:	ADA-ES, INC.

SECURITY	:	COMMON STOCK

AMOUNT	:

DATE	:

In connection with the purchase of the above-listed securities (the “Shares”), the undersigned Grantee represents to the Company the following:

(a) Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Grantee is acquiring these Shares for investment for Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Grantee acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Grantee’s investment intent as expressed herein. In this connection, Grantee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Grantee’s representation was predicated solely upon a present intention to hold these Shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Shares, or for a period of one year or any other fixed period in the future. Grantee further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Grantee further acknowledges and understands that the Company is under no obligation to register the Shares. Grantee understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

(c) Grantee is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Subject to the availability of certain public information about the Company, Grantee may resell the Shares pursuant to Rule 144 if Grantee is not an affiliate of the Company and has not been an affiliate for the preceding three months. If Grantee is or has been an affiliate of the Company in the preceding three months, Grantee may resell the Shares pursuant to Rule 144 subject to the satisfaction of certain conditions specified in the rule, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended), (2) the availability of certain public information about the Company, (3) the amount of Shares being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable. The resale must occur not less than six months after the later of the date the Shares were sold by the Company or the date the Shares were sold by an affiliate of the Company (within the meaning of Rule 144). Other restrictions may also apply to sales of the Shares, and Grantee understands that the Shares may not be readily resold, and that delays may occur in selling the Shares even if they are eligible for sale under Rule 144.

(d) Grantee further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Grantee understands that no assurances can be given that any such other registration exemption will be available in such event, and that the Shares may not be salable by Grantee.

(e) Grantee represents that he is a resident of the State of                     .

Signature of Grantee:

[Print Name]

Date:

ADA-ES, INC.

By:

Title: